SECOND AMENDMENT TO OIL AND GAS LEASE AND OPTION AGREEMENT

STATE OF TEXAS	}{
KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF VICTORIA	}{

     That EFFECTIVE August 21, 2003, the undersigned “Lessors” and “Lessee” did enter into that certain Oil and Gas Lease and Option Agreement (the “Lease”), a Memorandum of which is recorded in the Official Public Records of Victoria County, Texas, File #200314718; and

     Whereas on February 5, 2004, but Effective as of August 21, 2003, the undersigned “Lessors” and “Lessee” did enter into that certain Amendment to Oil and Gas Lease and Option Agreement amending certain provisions of the Lease, a Memorandum of which is recorded in the Official Public Records of Victoria County, Texas, File #200402184; and

     Whereas Lessors and Lessee have mutually agreed that it would be beneficial to amend certain provisions of the Lease (as previously amended);

     NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessors and Lessee hereby agree to amend the Lease as hereinbelow provided:

I.

Exhibit “A” of the Lease is hereby amended, as follows:

(a) The third line under the description of TRACT 4 shall be amended so that “260” shall be changed to “280”;

(b) The following description of TRACT 5 shall be added:

“TRACT 5: A tract or parcel of land containing 250.00 acres, more or less, being located in the S.A. & M.G.R.R. Co. Survey, Abstract 330, Victoria County, Texas, and being more particularly defined as follows: The northernmost 250 acres of said S.A. & M.G.R.R. Co. Survey, Abstract 330. Said tract being located north of a line parallel to the north boundary line of said Abstract 330 and situated a sufficient distance south of said north boundary line in order to encompass 250.00 acres, more or less.”

(c) The sentence following the description of TRACT 4, is amended to follow the description of TRACT 5 above, and now reads as follows:

TRACTS 1 through 5 above being further depicted and outlined in red on the plat attached hereto as Exhibit “A-1” and made a part hereof for all purposes.”

II.

     Exhibit “A-1” of the Lease ( plat depicting the lands identified on Exhibit “A”) is hereby amended by replacing the existing Exhibit “A-1” with the revised Exhibit “A-1” attached hereto and made a part hereof for all purposes.

III.

     Exhibit “C” of the Lease is hereby amended to exclude from TRACT 3 described therein the 250 acres now included as TRACT 5 in Exhibit “A”.

IV.

     Except as otherwise provided in Sections I, II and III above, all of the terms and provisions of the Lease (as previously amended) shall remain unchanged.

     Executed this 8th day of April, 2004.

(Signature Pages and Exhibits Ommitted)